EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-68785, No. 333-85609 and No. 333-89595) of
Westwood One, Inc., of our report dated February 15, 2002, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.


/s/PRICEWATERHOUSECOOPERS LLP
-----------------------------
PricewaterhouseCoopers LLP


New York, New York
March 27, 2002